SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 10, 2006 (March 9, 2006)

COMFORCE Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6081	36-2262248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (516) 437-3300

___________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 9, 2006, COMFORCE Corporation (the “Company”) issued a press release announcing its financial results for the three and 12 months ended December 25, 2005. A copy of the press release is attached as Exhibit 99.1 hereto.

This release discloses, among other things, that “[e]xcluding the loss on debt extinguishment of $336,000 in fiscal 2005 and the gain on debt extinguishment of $2.0 million for the comparable period in 2004, income from continuing operations before income taxes would have increased by $3.2 million (as compared to $0.9 million without these exclusions).” Management has disclosed this non-GAAP measure because it believes that this measure gives more insight into the Company’s core operating performance than the GAAP measure of income from continuing operations, which includes the loss (in 2005) and the gain (in 2004) on debt extinguishment, and is therefore useful to investors.

The Information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release issued March 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

By:	/s/ Harry V. Maccarrone
Harry V. Maccarrone
Executive Vice President and Chief Financial Officer

Dated: March 10, 2006

EXHIBIT INDEX

Item	Description
99.1	Press release issued March 9, 2006